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                                                                  EXECUTION COPY
                      GLOBALSTAR TELECOMMUNICATIONS LIMITED
                             SUBSCRIPTION AGREEMENT


                                                September 22, 2000



LORAL SPACE & COMMUNICATIONS LTD.
600 Third Avenue
New York, NY 10016

Ladies and Gentlemen:

     This letter is being written for the purpose of setting forth the basic terms of the understandings between Globalstar Telecommunications Limited, a Bermuda company (the "Company"), and you in connection with the purchase by you and sale by the Company of shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") as set forth below.

     If you are in agreement with the terms and conditions set forth herein, please sign the last page of one copy of this letter and return it to us, whereupon this letter shall represent a legally binding agreement between us. Please keep the other copy of this letter for your files.

1.   PURCHASE AND SALE OF SHARES.


     (a) Purchase and Sale. Subject to the terms and conditions hereof, on the Closing Date, as defined herein, the Company shall issue to you and you shall purchase from the Company, the number of shares of Common Stock (collectively, the "Securities") set forth on Schedule I hereto for the aggregate purchase price in cash set forth on Schedule I hereto (the "Purchase Price"), which Securities have been registered under the Securities Act.

Issuance. Such issuance and purchase shall be effected by the Company executing and delivering to you duly executed certificates evidencing the Securities to be subscribed by you, duly registered in your name against delivery by you to the Company of the amounts set forth on Schedule I. Such payment shall be made by you by wire transfer of immediately available funds to the following account:
Globalstar Telecommunications Limited, Bank of America, N.A., ABA No. 071 000 039, Account No. 8765162759 (or to such other account as the Company shall designate in writing prior to the Closing Date).

     (b) Closing. The closing of the sale shall take place on September 29, 2000 or on such other date as the Company and you shall mutually agree (the "Closing Date").
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2.   WARRANTIES AND REPRESENTATIONS OF THE COMPANY


     The Company represents and warrants that:

     (a) Incorporation. The Company has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda.

     (b) Authority. The Board of Directors of the Company (the "Board") has authorized the execution, delivery, and performance of this Agreement, and each of the transactions contemplated hereby. No other company action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board has authorized the issuance and delivery of the Securities in accordance with this Agreement.

     (c) Validity of Shares. The Securities to be issued and sold by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued, fully paid and nonassessable shares of the Company, and no shareholder of the Company has any preemptive rights to subscribe for any such Securities.

     (d) Consents. The creation, authorization, issuance, offer and sale of the Securities do not require any consent, approval or authorization of, or filing, registration or qualification with, any United States or Bermuda governmental authority on the part of the Company (except as may be required under the various state securities or Blue Sky laws) or the vote, consent or approval in any manner of the holders of any security (as defined in Section 2(1) of the Securities Act) of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Securities. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Memorandum of Association or the Bylaws of the Company, or any material agreement to which the Company is a party or by which it is bound or (ii) subject to the accuracy of your representations and warranties contained in Section 3 hereof, any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company.

3.   INVESTOR REPRESENTATIONS


     You represent and warrant that:

     (a) Affiliate. You understand that by virtue of your past and current investments in, and your relationship with, the Company, you may be considered an "affiliate" of the Company under the United States securities law, and you have discussed the implications of being deemed an "affiliate" of the Company with your counsel (including any implications under Rule 144 under the Securities Act).

     (b) Capacity. You have authorized the execution, delivery, and performance of this Agreement and each of the transactions contemplated hereby. No other action (whether corporate or otherwise) is necessary to authorize such execution, delivery and performance, and


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upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of you, enforceable against you in accordance with its terms.

     (c) Brokers. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of you.

4.   COVENANTS OF THE PARTIES.

     (a) Lockup. You hereby agree that, during a period of 90 days from the Closing Date, you will not, directly or indirectly, (i) offer, pledge, sell, sell short, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option to purchase, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by you or with respect to which you have or hereafter acquire the power of disposition or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     (b) Listing. The Company will use its reasonable best efforts to have the Securities approved for quotation on the Nasdaq National Market on the Closing Date or as soon as practicable thereafter.

5.   INVESTOR CLOSING CONDITIONS


     The obligation of you to purchase and pay for the Securities on the Closing Date, as provided in Section 1 hereof, shall be subject to the satisfaction, prior thereto or concurrently therewith, of the following conditions:

     (a) Representations and Warranties. The Company's representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     (b) Officer's Certificate. You shall have received a certificate, dated the Closing Date, signed by an authorized officer of the Company, certifying that the conditions specified in the foregoing Section 5(a) have been fulfilled.

     (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     (d) Opinion. You shall have received from the Company's counsel, Appleby, Spurling & Kempe, an opinion, dated the Closing Date, as to the legality of the Securities.




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6.   COMPANY CLOSING CONDITIONS

     The obligation of the Company to issue and deliver the Securities on the Closing Date, as provided in Section 1 hereof, shall be subject to the satisfaction, prior thereto or concurrently therewith, of the following conditions:

     (a) Representations and Warranties. Your representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     (b) Officer's Certificate. The Company shall have received a certificate, dated the Closing Date, signed by an authorized officer of your company, certifying that the conditions specified in the foregoing Section 6(a) have been fulfilled.

     (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

7.   INTERPRETATION OF THIS AGREEMENT


     (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

         Person: an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         Securities Act: the Securities Act of 1933, as amended.

         Transfer: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

     (b) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     (d) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

8.   MISCELLANEOUS

     (a) Notices. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail

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or certified mail, postage prepaid:

          (i)  if to the Company, at 600 Third Avenue, New York, NY 10016,
               Attention: Avi Katz (Fax No.: (212) 338-5320, or at such other address or facsimile number as the Company may have furnished the other parties hereto in writing;

          (ii) if to you, at the address stated above, or at such other address or facsimile number as you may have furnished the Company in writing.

     (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     (c) Survival. All warranties, representations, and covenants made by you and the Company herein or in any certificate or other instrument delivered by one of you or the Company under this Agreement shall be considered to have been relied upon by the Company or you, as the case may be, and shall survive all deliveries to you of the Securities, or payment to the Company for such Securities, regardless of any investigation made by the Company or one of you, as the case may be, or on the Company's or your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

     (d) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other party. Nothing in this Agreement shall confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     (e) Entire Agreement; Amendment and Waiver. This Agreement (including any exhibits and schedules hereto) constitutes the entire understandings of the parties hereto with respect to the subject matter hereof and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and each of you.

     (f) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.





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     Please indicate your acceptance and approval of the foregoing in the space provided below.

                                    GLOBALSTAR TELECOMMUNICATIONS
                                    LIMITED



                                    By:/s/  Avi Katz
                                       ---------------------------------------
                                       Name:  Avi Katz
                                       Title:  Vice President and Secretary

ACCEPTED AND APPROVED
AS OF THE 22nd DAY OF
SEPTEMBER, 2000

LORAL SPACE & COMMUNICATIONS LTD.



By:/s/  Janet Yeung
   ---------------------------------------
   Name:  Janet Yeung
   Title:  Vice President and Assistant Secretary






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                                   SCHEDULE I

                             PURCHASE OF SECURITIES



Number of Shares                                         Aggregate
of Common Stock                                          Purchase Price
---------------                                          --------------
1,120,187                                                $12,000,000